Exhibit 99.1

                  TRANSGENOMIC APPOINTS CHIEF FINANCIAL OFFICER

    OMAHA, Neb., Nov. 14 /PRNewswire-FirstCall/ -- Transgenomic, Inc. (Nasdaq: TBIO) today announced that Debra A. Schneider has been named as Vice President and Chief Financial Officer effective December 4, 2006. Ms. Schneider will report to Craig Tuttle, Transgenomic's President and Chief Executive Officer, and will oversee finance, accounting, investor relations, and administration.

    Ms. Schneider has spent the last seventeen years at First Data Corporation in a number of roles including finance planning, accounting and Chief Financial Officer for various business units. First Data Corporation is a provider of processing and related services to institutions issuing credit and debit cards. Most recently she served as Senior Vice President of Finance. Prior to her tenure at First Data Corporation, she worked as Controller at Creative Financing, Inc. and as an accountant with KPMG.

    Ms. Schneider holds a B.S. in Business Administration, Accounting from the University of Nebraska-Omaha and is a Certified Public Accountant.

    In making the announcement, Transgenomic's President and Chief Executive Officer, Craig Tuttle, stated, "We are very excited to have Debra joining our team at Transgenomic. She has a tremendous background and experience base in both GAAP accounting and SEC reporting and a history of strong senior level leadership. Her skills in cost modeling and resource allocation will prove invaluable as we move towards profitable operations."

    About Transgenomic

    Transgenomic is a global biotechnology company that provides unique systems, products, discovery and laboratory testing services to the academic and medical research, clinical and pharmaceutical markets for automated high sensitivity genetic variation and mutation analysis in the fields of pharmacogenomics and personalized medicine. This is accomplished through their offerings of Wave(TM) DHPLC systems, reagents, consumables and assay kits, automated cytogenetics systems and Transgenomic Discovery and CLIA Lab Services. To date there have been over 1,200 Wave systems installed in over 600 customer sites in over 35 countries and approximately 1,500 publications utilizing Transgenomic products or services. Transgenomic Discovery and Lab Services utilize their technology and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit: www.transgenomic.com.

    Transgenomic Cautionary Statements

    Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

SOURCE  Transgenomic, Inc.
    -0-                             11/14/2006
    /CONTACT: Craig J. Tuttle of Transgenomic, Inc., +1-402-452-5400/ /Web site: http://www.transgenomic.com /